                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    Chartwell Dividend and Income Fund, Inc.
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             (Exact name of registrant as specified in its charter)

               Maryland                                     [Applied For]
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(State of incorporation or organization)             (I.R.S. Employer I.D. No.)

  400 Bellevue Parkway, Wilmington, Delaware                    19809
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(Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name of each exchange on which
      to be so registered                 each class is to be registered
      -------------------                 ------------------------------
Common Stock (par value per               New York Stock Exchange
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share $.01)
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

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form
relates:   333-49969

      Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of class)

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                                (Title of class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      ITEM 202.   DESCRIPTION OF REGISTRANT'S SECURITIES.

            (a) COMMON STOCK. A description of the securities to be registered comparable to that which is required here is contained in the sections entitled "DIVIDENDS AND DISTRIBUTIONS," "AUTOMATIC DIVIDEND REINVESTMENT PLAN" and "DESCRIPTION OF COMMON STOCK," which are incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-49969/811-08747) as filed with the Securities and Exchange Commission on May 26, 1998 under the Securities Act of 1933 and the Investment Company Act of 1940 ("Pre-Effective Amendment No. 1").

            (b)   DEBT SECURITIES.  Not Applicable.

            (c)   WARRANTS AND RIGHTS.  Not Applicable.

            (d)   OTHER SECURITIES.  Not Applicable.

            (e)   MARKET INFORMATION FOR SECURITIES OTHER THAN
                  COMMON EQUITY.  Not Applicable.

            (f)   AMERICAN DEPOSITORY RECEIPTS.  Not Applicable.

ITEM 2.     EXHIBITS.

            1.1  Specimen Common Share Certificate.

            2.1  The Registrant's Articles of Amendment and Restatement.

            2.2  The Registrant's By-laws as amended and restated on June 1,
                 1998.

            All other exhibits are incorporated herein by reference to Pre-Effective Amendment No. 1.
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                  Signature: CHARTWELL DIVIDEND AND INCOME FUND, INC.


                             By:   /s/ Winthrop S. Jessup
                                   ------------------------------------
                                    Winthrop S. Jessup
                                    Chairman of the Board


Date:  May 31, 1998

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            EXHIBIT NAME
------            ------------
1.1               Specimen Common Stock Certificate.

2.1               The Registrant's Articles of Amendment and Restatement.

2.2               The Registrant's By-laws as amended and restated on June 1,
                  1998.